UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 1, 2016
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2016, the Board of Directors of Matrix Service Company (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, temporarily increased the size of the Board from seven to eight members and appointed John W. Gibson to serve as a member of the Board of Directors, to fill the resulting vacancy, for a term commencing on April 1, 2016 and expiring at the Annual Meeting of Stockholders of the Company in 2016 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The size of the Board will revert to seven coincident with the 2016 Annual Meeting when Paul K. Lackey retires from the Board at the end of his current term in accordance with the Board's retirement policy. The Board of Directors also appointed Mr. Gibson to serve on each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors coincident with the commencement of his service as a director.
Mr. Gibson is the non-executive Chairman of the Board of ONEOK, Inc. and ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P. He served as Chief Executive Officer of ONEOK, Inc. from January 1, 2007, to January 31, 2014. He was appointed Chairman of the Board of ONEOK Partners GP, L.L.C. in 2007 and of ONEOK, Inc. in May 2011 and served as the ONEOK, Inc. President from 2010 through 2011. He also served as Chief Executive Officer of ONEOK Partners GP, L.L.C. from 2007 until January 31, 2014, and served as President from 2010 to 2011. Prior to that Mr. Gibson held senior positions at other ONEOK subsidiaries. Prior to joining ONEOK in May 2000, Mr. Gibson served as an Executive Vice President for a subsidiary of Koch Industries. He began his career as a refinery engineer with Exxon USA and spent 18 years in a variety of domestic and international positions with Phillips Petroleum Company. Mr. Gibson also serves as the non-executive chairman of the Board of ONE Gas, Inc. and as a member of the Board of Directors of BOK Financial Corporation, and is a member of the Board of Trustees of Missouri University of Science and Technology.
As a non-employee director of the Company, Mr. Gibson will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2015 Annual Meeting under the caption "Director Compensation."
Also in conjunction with his appointment, the Company will enter into an Indemnification Agreement with Mr. Gibson, the form of which has been filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed June 9, 2015. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 6, 2016	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer